EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-105974 of Gasco Energy, Inc. on Form S-8 of our report dated March 31, 2004 appearing in this Current Report on Form 8-K/A of Gasco Energy, Inc.


/s/Deloitte & Touche LLP

Denver, Colorado

April 12, 2004